PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.
All such expenses, except for the filing fee, are estimated.

      Filing Fee for Registration Statement....$  517,241
      Legal Fees and Expenses..................   600,000
      Accounting Fees and Expenses.............   200,000
      Trustee's Fees and Expenses
          (including counsel fees).............    90,000
      Printing and Engraving Fees..............   180,000
      Rating Agency Fees.......................   240,000
      Miscellaneous............................   100,000
                                                  -------
      Total..........................$1,827,241
                                     ==========


Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates other than such expenses related to particular Mortgage Loans.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and


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                              -2-


in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Exhibits (Item 16 of Form S-3).

Exhibits--
    *1.1    --     Form of Underwriting Agreement.
    *3.1    --     Certificate of Incorporation of DLJ Mortgage Corp., as
                   currently in effect.


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                              -3-


    *3.2    --     Bylaws of DLJ Mortgage Acceptance Corp. as currently in
                   effect.
    *4.1    --     Forms of Trust Agreement including forms of Certificates.
    *4.2    --     Form of Sale and Servicing Agreement.
    *4.3    --     Form of Standard Provisions for Servicing.
  ***5.1    --     Opinion of Thacher Proffitt & Wood regarding the legality of the Certificates.
  ***8.1    --     Opinion of Thacher Proffitt & Wood as
                   to certain tax matters (included in Exhibit 5.1).
 ***23.1    --     Consent of Thacher Proffitt & Wood (included in Exhibit
5.1).
  **23.3    --     Consent of Coopers & Lybrand.
 ***24.1    --     Power of Attorney


* Filed as an exhibit to Registration Statement on Form S-11 (No. 33-22364 and incorporated herein by reference.
**     Filed as an exhibit to Registration Statement on Form S-3 (No.
33-77722).
***    Previously filed


Undertakings (Item 17 of Form S-3).

A.  Undertakings Pursuant to Rule 415.

 The Registrant hereby undertakes:

       (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
 Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports


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                              -4-


filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Undertaking in respect of indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 10, 1997.

                                DLJ MORTGAGE ACCEPTANCE CORP.


                                By: /s/ Leon M. Pollack
                                   --------------------------
                                   Leon M. Pollack
                                     President


       Pursuant to the requirements of the Securities Act of 1933, this Post- Effective Amendment No. 1 to Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                 TITLE                         DATE

/s/ Leon M. Pollack     President and Director          January 10, 1997
---------------------   (Principal Executive
Leon M. Pollack         Officer)



/s/ Thomas E. Siegler   Secretary, Treasurer and        January 10, 1997
---------------------   Director (Principal
Thomas E. Siegler       Financial and Accounting
                        Officer)


/s/ John M. Eggemeyer   Director                        January 9, 1997
---------------------
John M. Eggemeyer


/s/ Steven L. Kantor    Director                        January 10, 1997
---------------------
Steven L. Kantor








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